UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2020

IGEN NETWORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

29970 Technology Drive, Suite 204 Murrieta CA	92563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (844)-332-5699

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 17, 2020, Robert Friedman was appointed to the Board of Directors. Mr. Friedman has previously purchased stock in the Company. Except as to those purchases, there have been no transactions between Mr. Friedman and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between Mr. Friedman and an officer or director of the Company.

Following is a brief description of Mr. Friedman’s business experience

Robert Friedman has been actively engaged in the real estate business since 1970. In 1996, he started York Resources, LLC., where he actively participates in the acquisition, financing and development of their real estate holdings, in addition to practicing transactional real estate law for private clients.

At present, Robert and his brother Bernard own 34 properties, most of which are located in Manhattan and which consist of about 120,000 square feet of retail and office space, 300+ parking spaces, rental apartment units and luxury single-family homes. Recently, the Friedman's developed, built and presently own a 28-story Pod Hotel located at 42nd Street and Ninth Avenue consisting of 665 hotel rooms, 45 residential apartment and retail spaces.

Robert Friedman and his brother are currently developing a national family amusement theme park anchored by the world's largest rollercoaster to be located in Orlando, Florida.

Prior to joining the family business, Robert Friedman was a Senior Partner and transactional real estate attorney in New York City for over 20 years.

The Company believes that Mr. Friedman’s knowledge and experience in business transactions makes him a suitable Director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGEN NETWORKS CORPORATION

Neil G Chan
Chief Executive Officer

Date: March 20, 2020

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